CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Post Effective Amendment No. 1 to the Registration Statement on Form SB-2 for Wizzard Software Corporation, of our report dated January 24, 2003, except for
Note 14 as to which the date is March 31, 2002, relating to the December 31, 2003 financial statements of Wizzard Software Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts."

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
January 16, 2004